UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the recommendation of the Personnel and Compensation Committee (the “P&C Committee”), the Board of Directors (“Board”) of the Federal Home Loan Bank of Chicago (the “Bank”) approved the following revised incentive compensation plans (collectively, the “Incentive Plans”), subject to the review of our regulator, the Federal Housing Finance Agency (“FHFA”):

(1) Key Employee Long Term Incentive Compensation Plan (the “Key Employee LTIP”);

(2) President's Incentive Compensation Plan (the “President's STIP”); and

(3) Executive Incentive Compensation Plan (the “Executive STIP”).

Compensation actions affecting our executive officers are subject to prior review by the FHFA. On July 16, 2012, we received a letter of non-objection from the FHFA to the Incentive Plans, which have been implemented and are effective as of January 1, 2012.

The P&C Committee revised the Key Employee LTIP to add a provision (a “recovery provision”) that allows the Bank to recover Undue Incentives (defined below) paid under the Key Employee LTIP under certain circumstances. The Bank has the right to recover Undue Incentives paid to an affected officer based on the purported achievement of financial or operational goals under the Key Employee LTIP that are subsequently deemed to be materially inaccurate, misstated, or misleading.

For purposes of each of the Incentive Plans, “Undue Incentives” are defined as the amount of any payment under any of the Incentive Plans in excess of what would have been paid to an affected officer under such Incentive Plan if the purported achievement of financial or operational goals had not been inaccurate, misstated, or misleading. For purposes of each of the Incentive Plans, inaccurate, misstated, and/or misleading achievement of financial or operational goals for a performance period include, but are not limited to, material inaccuracies, misstatements, and/or misleading information relating to financial reporting or award performance metric criteria or materially understated credit risk, market risk, operational risk, or expenses during that performance period. The Bank's right to recover Undue Incentives under any of the Incentive Plans extends for three years from the date of dissemination of the inaccurate, misstated, or misleading information.

The P&C Committee decided to substitute a recovery provision for the existing deferral provision in the President's STIP and the Executive STIP. In particular, these plans have been revised to: (1) delete the provision that required 25% of an executive's award payment be deferred and payable in each of the second and third years after the first half of the award was paid; and (2) add a recovery provision identical to the recovery provision added to the Key Employee LTIP.

The recovery provisions added to the President's STIP and the Executive STIP are effective beginning as of January 1, 2012. The recovery provision added to the Key Employee LTIP applies only to the Bank President and the other members of the Bank's Executive Team (which includes the named executive officers as identified in the Bank's Annual Report on Form 10-K for the year ended December 31, 2011 which was filed on March 16, 2012) and the recovery provision added to the Executive STIP applies only to the members of the Bank's Executive Team other than the Bank President, during any performance period, beginning with the 2012-2014 performance period.

The maximum incentive award opportunity for the President & CEO in the Award Tables that supplement the President's STIP and the Key Employee LTIP was reduced for each plan from 100% of annual salary to 50% of annual salary. The maximum incentive award opportunity in the Award Tables for the Bank's Executive Team under the Executive STIP and the Key Employee LTIP was reduced for each plan from 50% of annual salary to 40% of annual salary. The changes to the Award Tables are effective for the 2012 performance period for the President's STIP and the Executive STIP and for the 2012 to 2014 performance period for the Key Employee LTIP.

Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: July 19, 2012	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary